UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 10, 2004

         Borden Chemical, Inc.
(Exact Name of Registrant as Specified in Its Charter)

           New Jersey                         I-71                                         13-0511250
State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer Identification No.)
of Incorporation)

180 East Broad Street, Columbus, Ohio 43215-3799
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:         614-225-4000__

______________N/A_____________
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

Borden Chemical, Inc. is reporting its intention to withdraw its 8.375% bonds from listing on the New York Stock Exchange. This action relates solely to the withdrawal of the bonds from listing on the NYSE and will have no effect on Borden’s reporting obligations under the Securities Exchange Act of 1934. The New York Stock Exchange will suspend trading in the bonds immediately.

Borden Chemical has four outstanding bond issuances, only one of which is listed on an exchange. The Company’s Board of Directors considered a number of factors in making the decision to delist the 8.375% bonds, including the ease of trading of its non-listed bonds, and the increased costs and management time that would be required to comply with new stock exchange listing requirements.

After delisting, Merrill Lynch will provide ongoing pricing of the bonds for Borden Chemical’s bondholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORDEN CHEMICAL, INC.

Date: March 10, 2004

By: s/s George F. Knight
Vice President Finance and Treasurer